    As filed with the Securities and Exchange Commission on February 14, 2003

                                                Registration Number 333-44345-99

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         WEATHERFORD INTERNATIONAL LTD.
             (Exact name of registrant as specified in its charter)


            BERMUDA                                      98-0371344
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                     c/o CORPORATE MANAGERS (BARBADOS) LTD.
                           FIRST FLOOR, TRIDENT HOUSE
                               LOWER BROAD STREET
                              BRIDGETOWN, BARBADOS
                                 (246) 427-3174
  (Address and telephone number, including area code, of registrant's principal executive offices)


                    TARO INDUSTRIES LIMITED STOCK OPTION PLAN
                              (Full title of plan)


                                 BURT M. MARTIN
                         WEATHERFORD INTERNATIONAL, INC.
                          515 POST OAK BLVD., SUITE 600
                              HOUSTON, TEXAS 77027
                                 (713) 693-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


================================================================================

                                EXPLANATORY NOTE


         Pursuant to its Registration Statement on Form S-8 (Reg. No. 333-44345-99) (the "Registration Statement"), Weatherford International Ltd., a Bermuda exempted company (the "Company"), registered 34,800 of its common shares, U.S.$1.00 par value (the "Common Shares"), issuable pursuant to the exercise of stock options granted under the Taro Industries Limited Stock Option Plan (the "Plan").

         All stock options that were granted under the Plan have expired or been exercised, and no more stock options will be granted. Pursuant to the undertaking made by the Company and required by Item 512(a)(3) of Regulation S-K, the Company files this Post-Effective Amendment No. 2 to the Registration Statement for the purpose of removing from registration those Common Shares that were not issued pursuant to the Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 14, 2003.

                      WEATHERFORD INTERNATIONAL LTD.


                      By:                           *
                         -------------------------------------------------------
                                         Bernard J. Duroc-Danner
                              President, Chief Executive Officer, Chairman
                         of the Board and Director (Principal Executive Officer)




         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                   SIGNATURES                                         TITLE                                DATE
                   ----------                                         -----                                ----

                     *                            President, Chief Executive Officer, Chairman       February 14, 2003
--------------------------------------------          of the Board and Director (Principal
          Bernard J. Duroc-Danner                              Executive Officer)

                     *                              Senior Vice President and Chief Financial        February 14, 2003
--------------------------------------------                         Officer
             Lisa W. Rodriguez                              (Principal Financial and
                                                               Accounting Officer)

                     *                                              Director                         February 14, 2003
--------------------------------------------
             David J. Butters

                     *                                              Director                         February 14, 2003
--------------------------------------------
             Philip Burguieres

                     *                                              Director                         February 14, 2003
--------------------------------------------
             Sheldon B. Lubar

                     *                                              Director                         February 14, 2003
--------------------------------------------
            William E. Macaulay

                     *                                              Director                         February 14, 2003
--------------------------------------------
             Robert B. Millard

                     *                                              Director                         February 14, 2003
--------------------------------------------
           Robert K. Moses, Jr.

                     *                                              Director                         February 14, 2003
--------------------------------------------
              Robert A. Rayne


*By: /s/ BURT M. MARTIN
    ----------------------------------------
     Burt M. Martin, Attorney-in-Fact